                                                                   Exhibit 99(2)


                             MODIFICATION AGREEMENT


         THIS MODIFICATION AGREEMENT (the "Agreement") is made effective as of June 1, 2001 (the "Effective Date"), by and among Leasing Technologies International, Inc. ("LTI") and EasyLink Services Corporation ("EasyLink").

                              W I T N E S S E T H:

         A. LTI and EasyLink entered into one or more lease agreements (all of which lease agreements and all amendments and lease schedules thereto are collectively referred to herein as the "Lease").

         B. Pursuant to the Lease, EasyLink leased certain equipment from LTI (the "Leased Equipment) as more fully described in the Lease.

         C. EasyLink has requested that LTI modify certain terms and conditions of the Lease as set forth herein and forbear from exercising its rights and remedies under the Lease, and LTI has agreed to do so for the period provided herein and subject to EasyLink's strict compliance with the terms and conditions set forth herein; and

         D. LTI has agreed to a modification of the payment terms of the Lease as set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Recitals. The foregoing recitals are true and correct and are hereby incorporated into the text of this Agreement by this reference.

         2. Ratification, Reaffirmation and Acknowledgement. EasyLink acknowledges, ratifies, reaffirms, confirms and agrees to all of the terms, covenants, conditions set forth in the Lease and confirms that $802,000 (hereinafter collectively referred to as the "Indebtedness") is due and payable by EasyLink to LTI as of June 30, 2001 pursuant to the terms of the Lease without offset, counterclaim or defenses.

         3. Representations of EasyLink. EasyLink hereby represents and warrants to LTI the following:

                  (a) Neither the execution of this Agreement, nor the consummation of the terms thereof by EasyLink will constitute a violation of, or will conflict with, any agreement entered into by any of said parties, or any order, decree or judgment made against any of the parties.

                  (b) There is no pending action or proceeding against or involving the Leased Equipment.

                  (c) With the exception of the payment terms in the Lease, LTI may under the terms of the Lease exercise all rights and remedies under the Lease.

                  (d) EasyLink, recognizing that LTI has changed its position and will change its position in reliance on the foregoing representations, acknowledgments, and warranties of EasyLink, further agrees that:

                  (i) If EasyLink should default under the terms of this Agreement and the default is not cured within 7 days after notice from LTI, LTI may exercise its rights and remedies as provided for in the Lease; and

                  (ii) EasyLink will not attempt to delay or frustrate LTI's exercise its rights and remedies under the Lease, nor raise any defenses to same.

                  (e) The Lease is in full force and effect as of the date hereof, is enforceable according to its terms, and there are no defenses or offsets to the collection by LTI of sums due thereunder.

         4. Representations, Covenants and Warranties of LTI and EasyLink. LTI and EasyLink hereby jointly and severally represent and warrant as follows:

                  (a) All terms and conditions of the Lease not otherwise modified herein shall continue in full force and effect during the term of this Agreement.

                  (b) References in this Agreement to the exercise of rights and remedies provided for in the Lease shall mean those rights and remedies in the Lease with the exception of the Indebtedness, which shall be governed by the Forbearance Note described below.

                  (c) The execution, delivery and performance by EasyLink of this Agreement and the documents contemplated hereby or delivered in connection herewith (i) are within EasyLink's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (A) any documents, contracts or agreements to which EasyLink is a party or by which it is bound or affected, or (B) any requirements of any law or regulation to which EasyLink is bound.

                  (d) This Agreement and each of the documents contemplated hereby or delivered in connection herewith to which EasyLink is a party constitute, and each of such documents to which EasyLink is to be a party when delivered hereunder will constitute, the legal, valid, and binding obligations of EasyLink enforceable against EasyLink in accordance with their respective terms.

         5. Forbearance Note. On the date hereof, EasyLink shall execute and deliver to LTI a promissory note in the principal amount of $802,000 (the "Forbearance Note). The Forbearance Note shall be payable on demand after November 30, 2001, and shall accrue interest at the rate of 12% per annum beginning from August 1, 2001. A copy of the form of the Forbearance Note is attached as Exhibit A. The Forbearance Note shall continue to be secured by the Leased Equipment pursuant to the Lease, provided that LTI shall release such security interest in any Leased Equipment that LTI sells to EasyLink pursuant to
Section 6 or otherwise.

         6. Terms and Conditions.

                  (a) EasyLink will purchase, for $210,000 (the "Equipment Purchase Payment"), all of the Leased Equipment on or before November 30, 2001. The Equipment Purchase Payment shall be credited against the principal of the Forbearance Note. EasyLink shall satisfy its obligations under this paragraph
(a) by paying to LTI promptly after the execution and delivery of this Agreement cash in the amount of $210,000 by wire transfer in accordance with instructions provided by LTI.

                  (b) On or before the closing of the issuance of the Note and the Shares (as defined below), EasyLink shall grant and assign to the collateral agent under a security agreement in the form attached hereto as Exhibit B, as such agreement may be further modified by comments of the collateral agent and the other restructure creditors (the "Security Agreement"), a lien on EasyLink's assets, other than the assets excluded therefrom as set forth in the Security Agreement, to secure the obligations under the Forbearance Note.

         7. Forbearance and Waiver. Provided that (i) EasyLink executes the Forbearance Note, (ii) EasyLink complies with all terms and conditions of this Agreement, and (iii) no additional default occurs under the Lease, then LTI agrees that it shall forbear from exercising its remedies under the Lease until November 30, 2001 (the "Forbearance Period"). In the event EasyLink at any time fails to comply with clause (i), (ii) or (iii) hereinabove, LTI shall be entitled to immediately exercise any and all rights it may have under this Agreement and the Lease and may declare the Forebearance Note to be immediately due and payable.

         Nothing in this paragraph or in any other provision of this Agreement shall be deemed to be a waiver of any of LTI's rights under the Lease or otherwise available to LTI at law or in equity. In addition, nothing in this Agreement shall be construed to release EasyLink from any liability under the Lease. LTI hereby expressly reserves all such remedies.

         8. Anti-Novation. It is the intent of the parties that this Agreement shall not constitute a novation, and shall in no way adversely affect the lien priority of the Lease, to the extent applicable. In the event that this Agreement, or any part hereof, shall be construed by a court of competent jurisdiction as operating to affect the lien priority of the Lease over the claim which would otherwise be subordinate thereto, then to the extent that third parties acquiring an interest in such property between the time of execution of the Lease and the execution hereof are hereby prejudiced, this Agreement or such portion hereof as shall be so construed, shall be void and of no force and effect and this Agreement shall constitute, as to that portion, a subordinate lien on the collateral incorporating by reference the terms of the Lease, and which Lease shall then be enforced pursuant to the terms therein contained, independent of this Agreement; provided, however, that notwithstanding the foregoing, the parties hereto as between themselves shall be bound by all terms and conditions hereof until all indebtedness evidenced by the Lease has been satisfied.

         9. Default. EasyLink acknowledges that but for this Agreement it would be in default under the Lease and that, upon default under this Agreement or upon further default under the Lease, LTI may immediately exercise any and all rights provided to LTI under the Lease and applicable law, including, without limitation, an action on the Forbearance Note against EasyLink. EasyLink hereby acknowledges and admits that in any action on the Forebearance Note commenced after November 30, 2001, LTI shall be entitled to a judgment as a matter of law, and EasyLink hereby waives, abandons and relinquishes all defenses thereto and agrees not to seek or to prevent either the entry of a final judgment against EasyLink for payment of the indebtedness due under the Lease, or any post-judgment remedy allowed by law. EasyLink hereby releases LTI and its officers, directors, shareholders, agents, attorneys, successors and assigns, from any and all claims, actions, demands, and causes of actions, whether in contract, tort or otherwise, existing as of the date of this Agreement which relate to or arise from the Lease, or pertaining directly or indirectly thereto. Further, upon the occurrence of a Default under this Agreement, LTI shall be entitled to exercise any and all rights and remedies against EasyLink by virtue of the defaults under the Lease existing as of the date hereof, EasyLink acknowledging and agreeing that LTI shall not be deemed to have waived or relinquished such rights or remedies by reason of entering into this Agreement.

         10. Restructure. Upon the consummation on or before November 30, 2001 of a restructuring arrangement with AT&T Corp. with respect to its outstanding note in the original principal amount of $35 million, George Abi Zeid with respect to his outstanding note in the original principal amount of $9.2 million and lessors holding at least 90% of its equipment lease obligations on terms and conditions taken as a whole that are not more favorable to such parties than the terms hereof (the "Other Creditor's Condition"), then the Lease shall be terminated and LTI will convert the Forbearance Note into the Note, the Shares and the other rights provided below and EasyLink shall upon such consummation enter into the Registration Rights Agreement on the following terms and conditions and deliver the instruments set forth in paragraphs (a), (b) and (c) of this Section 10:

                  (a) EasyLink shall execute and deliver to LTI a convertible promissory note in the principal amount of $234,184 ("Note"). The Note shall be in the form of Exhibit C attached hereto. The initial conversion price of the Note shall be appropriately adjusted in the event the Company shall effect a stock split, stock dividend or stock combination on or before the closing. The Equipment Purchase Payment shall continue to be secured by the Leased Equipment pursuant to the Lease, provided that LTI shall release such security interest in any Leased Equipment that LTI sells to EasyLink pursuant to Section 6 or otherwise. The Note shall be secured by the lien under the security agreement entered into pursuant to Section 6(d) above on the same terms and conditions. In addition to the payments on the Note, on the third anniversary of the date of issuance of the Note, EasyLink shall make a balloon payment to LTI in the amount of $144,000.

                  (b) EasyLink shall deliver 351,276 shares of EasyLink's Class A common stock ("Shares") to LTI. Such number of Shares shall be appropriately adjusted in the event the Company shall effect a stock split, stock dividend or stock combination on or before the closing.

                  (c) EasyLink and LTI will execute an Accession Agreement pursuant to which LTI shall become a party to the registration rights agreement which will obligate EasyLink to file a registration statement covering the resale of the Shares within 45 days from the closing of the restructuring and to use all reasonable commercial efforts to cause such registration statement to become effective as soon as practicable thereafter. A copy of the form of Registration Rights Agreement is attached as Exhibit D.

                  (d) LTI has the right to examine all other agreements with other creditors and to ensure that the Other Creditors Condition has been satisfied. EasyLink shall deliver any agreement with another creditor to LTI within two (2) business days of LTI having made request for the agreement. LTI acknowledges that the restructuring arrangements set forth in the documents furnished to LTI prior to the execution and delivery hereof satisfy the Other Creditor's Condition.

         11. Compliance with Act; Disposition of Shares of Common Stock.

                  (a) Compliance with Act. The holder of the Note and the Shares (collectively, the "Securities"), by acceptance thereof, agrees that the Securities, and the shares to be issued upon conversion of the Note (the "Conversion Shares") are being acquired for investment and that such holder will not offer, sell or otherwise dispose of the Securities or the Conversion Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws. Upon conversion of the Note, unless the Conversion Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Conversion Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. The Securities and the Conversion Shares (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:


         "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES."

         Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of the Securities, the holder specifically represents to the Company, as of the date hereof and upon the date of issuance of the Securities, by acceptance of the Securities as follows:

                           (1) The holder is aware of the Company's business
                  affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Securities. The holder is acquiring the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

                           (2) The holder understands that the Securities have
                  not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

                           (3) The holder further understands that the
                  Securities must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

                           (4) The holder is an "accredited investor" as such
                  term is defined in Rule 501 of Regulation D promulgated under the Act.

                  (b) Disposition of Securities or Conversion Shares. With respect to any offer, sale or other disposition of any of the Securities or the Conversion Shares prior to registration thereof, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) thereof and indicating whether or not under the Act certificates for the Securities or the Conversion Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of such Securities or Conversion Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 11(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, the Securities or the Conversion Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing Securities or the Conversion Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

                  (c) Applicability of Restrictions. Neither any restrictions of any legend described in the Securities or the Conversion Shares nor the requirements of Section 11(b) above shall apply to any transfer of, or grant of a security interest in, the Securities or the Conversion Shares or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Agreement as if an original holder hereof.

         12. Expenses. EasyLink agrees to pay all costs, fees, and expenses of LTI in the enforcement of this Agreement.

         13. Integration. This Agreement, together with the Lease, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements, and understandings related to this matter.

         14. Severability. The provisions of this Agreement are intended to be severable. If any of the provisions of this initial Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any matter affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

         15. Governing Law. This Agreement shall be governed and construed in accordance with the subsequent laws of the State of New York, without regard to the choice of law or principles of such state.

         16. Survival. All representations, warranties, covenants, agreements, undertakings, waivers and releases contained herein shall survive the termination of the forbearance period and payment in full of the obligations of EasyLink.

         17. Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

         18. Venue; Jurisdiction; Jury Trial Waiver. EasyLink and LTI each hereby irrevocably: (1) consent to the jurisdiction of any state or federal court sitting in the City of New York, Borough of Manhattan, State of New York;
(2) agree that venue shall be proper in any court of competent jurisdiction located in the City of New York, Borough of Manhattan, State of New York; and
(3) waive the right to trial by jury on any controversy arising out of or relating to this Agreement or the Lease.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the effective date.

Attest:                                 Leasing Technologies International, Inc.


                                        By: /s/ Hugh M. Baum
                                            ------------------------
/s/ George A Parker                     Print Name: Hugh M. Baum
----------------------------
Print Name: George A. Parker            Its: Secretary



Attest:                                 EasyLink Services Corporation


                                        By: /s/ Thomas Murawski
                                            ------------------------
/s/ Matthew Walsh                       Print Name: Thomas Murawski
----------------------------
Print Name: Matthew Walsh               Its: Chief Executive Officer

                                    EXHIBIT A

                                 PROMISSORY NOTE

Date of Note: June 30, 2001

Amount of Note: $802,000


FOR VALUE RECEIVED, the undersigned ("Maker") does hereby covenant and promise to pay to the order of LEASING TECHNOLOGIES INTERNATIONAL, INC., or its successors or assigns, ("Lender"), at 221 Danbury Road, Wilton, Connecticut 06897, or at such other place as Lender may designate to Maker in writing from time to time, in legal tender of the United States, the sum of EIGHT HUNDRED TWO THOUSAND DOLLARS ($802,000), together with all accrued interest, which shall be due and payable upon the following terms and conditions contained in this Note.

         1. Interest Rate: This Note shall bear interest commencing June 30, 2001 computed at the rate of twelve percent (12%) per annum on the outstanding principal balance. In all cases, interest shall be calculated on the basis of a year of 360 days with twelve 30-day months (i.e., interest will accrue and be paid for each full calendar month based on 1/12 of the annual interest and on the actual number of calendar days elapsed for any partial month). Interest shall be due and payable on the date when principal of the Note is due and payable.

         2. Term: The Note shall be due and payable in full on demand from Lender to Maker (the "Maturity Date"), which demand may be made at any time after November 30, 2001.

         3. Payment Terms The entire outstanding principal balance plus any accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date.

         4. Prepayment: This Note may be prepaid, in whole or in part, at any time during the term hereof.

         5. Default Interest Rate: All delinquent principal and installments of interest shall bear interest from the date that said payments are due at a rate equal to seventeen percent (17%) per annum calculated in the same manner as set forth in Section 1.

         6. Acceleration: Should any default occur in the payment as stipulated above of either the interest or principal, or should a default occur under that certain Modification Agreement executed by and between Lender and Maker dated of even date herewith (the "Modification Agreement"), and such default is not cured with fifteen (15) days after Lender provides notice to Maker, then in either event, the principal of this Note or any unpaid part thereof and all accrued interest thereon shall, in the sole discretion of Lender, at once become due and payable and may be collected forthwith without notice to the undersigned, regardless of the stipulated date of maturity. However, Lender may, in the sole discretion of Lender, accept payments made by Maker after any default has occurred, without waiving any of Lender's rights herein.

         7. Costs: In the event that this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of Lender or an affiliate of Lender or are outside counsel), Maker and any endorser, guarantor or other person primarily or secondarily liable for payment hereof hereby, severally and jointly agree to pay all costs of collection, including reasonable attorneys' fees including charges for paralegals and others working under the direction or supervision of Lender's attorneys, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise.

         8. Documentary Stamp Tax Liability. The Maker shall pay any and all documentary stamp tax and/or any other excise tax due and payable on this Note. The Maker shall further indemnify and save harmless Lender from any documentary stamp tax or intangibles tax assessed by the State of New York, including, without limitation, any penalties and interest (the "Taxes"). The Maker hereby waives any right that it may have now or in the future to raise nonpayment of the Taxes as a defense to the collection of this Note.

         9. Usury: Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Maker or any person liable for the repayment of same, to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges paid by Maker, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of that excess shall be and is waived by Lender, and all that excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by Lender to Maker or any parties liable for the payment of the loan made pursuant to this Note so that under no circumstances shall the Maker, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the maximum rate allowed by applicable law.

         10. Continuing Security Interest: This Note shall continue to be secured by the Leased Equipment pursuant to the Lease (as such terms are defined in the Modification Agreement).

         11. Jurisdiction: The laws of the State of New York shall govern the interpretation and enforcement of this Note. In the event that legal action is instituted to collect any amounts due under, or to enforce any provision of, this instrument, Maker and any endorser, guarantor or other person primarily or secondarily liable for payment hereof consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the Borough of Manhattan, City and State of New York, and, notwithstanding the place of residence of any of them or the place of execution of this instrument, such litigation may be brought in or transferred to a court of competent jurisdiction in and for the Borough of Manhattan, City and State of New York.

         12. Miscellaneous:

                  a. TIME IS OF THE ESSENCE OF THIS NOTE.

                  b. It is agreed that the granting to Maker or any other party of an extension or extensions of time for the payment of any sum or sums due under this Note or for the performance of any covenant or stipulation thereof or the taking of other or additional security shall not in any way release or affect the liability of Maker under this Note.

                  c. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  d. All parties to this Note, whether Maker, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

                  e. Anything herein to the contrary notwithstanding, the obligations of Maker under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of law applicable to Lender limiting the maximum rate of interest which may be charged or collected by Lender.

                  f. Maker acknowledges that Lender shall have no obligation whatsoever to renew, modify or extend this Note or to refinance the indebtedness under this Note upon the maturity thereof, except as specifically provided herein.

                  g. Lender shall have the right to accept and apply to the outstanding balance of this Note any and all payments or partial payments received from Maker after the due date therefor, whether this Note has been accelerated or not, without waiver of any of Lender's rights to continue to enforce the terms of this Note and to seek any and all remedies provided for herein or in any instrument securing the same, including, but not limited to, the right to foreclose on such security.

                  h. The term "Maker" as used herein, in every instance shall include the makers of this Note, and its heirs, executors, administrators, successors, legal representatives and assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

                  i. If more than one party executes this Note, all such parties shall be jointly and severally liable for the payment of this Note.

         13. Waiver of Jury Trial: MAKER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, Maker has duly executed this Note effective the day and year first above written.

                                         MAKER:

                                         EASYLINK SERVICES CORPORATION


                                         By:
                                             -----------------------------------
                                         Print Name:
                                                    ----------------------------
                                         Title:
                                               ---------------------------------

                                    Exhibit B

                               SECURITY AGREEMENT

         SECURITY AGREEMENT, dated as of November _, 2001 made by EasyLink Services Corporation, a Delaware corporation ("Grantor"), in favor of The Bank of New York acting in its capacity as the collateral agent for and representative (within the meaning of Section 9-102(a)(72)(E) of the Uniform Commercial Code) of the Holders as defined herein (in such capacity, the "Collateral Agent").

         WHEREAS, Grantor has entered into the Modification Agreements listed on Annex A hereto (the Modification Agreements") pursuant to which certain creditors of Grantor (the "Restructure Creditors") have agreed to restructure certain debt and other obligations owed to them by Grantor;

         WHEREAS, pursuant to the Modification Agreements, Grantor agreed to grant a security interest in its assets subject to the terms and conditions set forth therein to secure certain obligations owed or to be owed by Grantor to the Restructure Creditors and certain other obligations as set forth herein;

         NOW, THEREFORE, in consideration of the premises and in exchange for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees with Collateral Agent as follows:

         1. Definitions

         All capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings ascribed to them in the Modification Agreements or, if no definition is so provided, Article 9 of the Uniform Commercial Code currently in effect in the State of New York, as applicable.

         As used in this Security Agreement, the following capitalized terms have the following meanings:

          "Affiliate," with respect to any Person, means (i) any director, officer or employee of such Person, (ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 5% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 5% or more of any class of voting securities. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate," when used herein without reference to any Person shall mean an Affiliate of Company.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

         "Collateral" has the meaning ascribed to such term in Section 2.

         "Excluded Property" has the meaning ascribed to such term in Section 2.

         "Forbearance Obligations" has the meaning ascribed to such term in
Section 3.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Holder" or "Holders" means a holder or holders of Obligations.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f)      Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

         "Obligations" has the meaning ascribed to such term in Section 3.

         "Permitted Liens" means:

                  (1) Liens in effect on the date hereof securing the Obligations;

                  (2) Liens securing Purchase Money Indebtedness, provided such Liens do not extend to any assets of Grantor other than the assets so acquired;

                  (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with any of Grantor, provided, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation;

                  (4) Liens on property existing at the time of acquisition thereof by Grantor; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of Grantor other than the property so acquired;

                  (5) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts for which an adequate reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

                  (6) Liens existing on the date of this Agreement;

                  (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (8) Liens incurred in the ordinary course of business of Grantor with respect to obligations that do not exceed $5 million in principal amount in the aggregate at any one time outstanding;

                  (9) Liens securing Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part Indebtedness that is secured by such Liens; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;

                  (10) any interest or title of a lessor under any Capital Lease Obligation; and

                  (11) extensions, renewals or refundings of any Liens referred to in clauses (1) through (10) above or this clause (11), provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Purchase Money Indebtedness" means:

         (1) Indebtedness of Grantor incurred (within 180 days of such purchase) to finance the purchase of any assets (including the purchase of equity interests of Persons that are not Affiliates of Grantor) of Grantor, provided that the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; or

         (2) Indebtedness of Grantor which refinances indebtedness referred to in clause (1) of this definition, provided that such refinancing satisfies the proviso of such clause (1).

         "Restructure Obligations" has the meaning ascribed to such term in
Section 3.

         "Required Lenders" means at any time the holders of a majority in principal amount of the Restructure Obligations then outstanding.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Working Capital" has the meaning ascribed to such term in Section 2.

         2. Grant of Security Interest

         As collateral security for the prompt payment in full and performance of the Obligations (as defined in Section 3 hereof) when due (whether at stated maturity, by acceleration or otherwise), Grantor hereby pledges and assigns to Collateral Agent, and grants to Collateral Agent, a continuing security interest in all of Grantor's property, whether currently owned or hereafter created, acquired or reacquired by Grantor, wherever located, of every kind and description, tangible or intangible, but excluding all Excluded Property, as defined below (such property, other than Excluded Property, the "Collateral"), including, without limitation, all of Grantor's right, title and interest in and to the property described below and all substitutions therefor, accessions thereto and improvements thereon:

         (a) all equipment of any kind, including, without limitation, all furniture, fixtures and machinery and all equipment, tools, supplies, instruments and other like property (installed or uninstalled) not included in Inventory (as defined below), whether or not title thereto is governed by a certificate of title or ownership, and all parts, accessories and attachments used in connection therewith, including, without limitation, motor vehicles and all accretions and accessions thereto and any other equipment used in connection with Grantor's business or otherwise owned by Grantor (hereinafter collectively referred to as the "Equipment");

         (b) (i) all trademarks, service marks, tradenames, business names, trade styles, designs, logos, internet domain names and other source or business identifiers, and all general intangibles of like nature, owned, adopted, acquired or used by Grantor, all pending applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof of any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records of Grantor relating to the distribution of products and services in connection with which any of such marks are used and all income, royalties, damages and payments due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for all infringements or dilutions thereof and the right to sue for all infringements or dilutions thereof (hereinafter referred to collectively as the "Trademarks"), and (ii) all licenses, contracts or other agreements, whether written or oral, naming Grantor as licensor or licensee and providing for the grant of any right to use any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses or agreements and the right to prepare for sale and sell any and all Inventory owned by Grantor and covered by such licenses (hereinafter referred to collectively as the "Trademark Licenses");

         (c) (i) all letters patent, design patents and utility patents, and all copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae and other general intangibles of like nature owned by the Grantor, all applications, registrations and recording thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations in part and extensions or renewals thereof (hereinafter referred to collectively as the "Patents"), and (ii) all licenses, contracts or other agreements, whether written or oral, naming Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any patent (hereinafter referred to collectively as the "Patent Licenses" and together with the Trademark Licenses, the "Licenses");

         (d) (i) all shares of capital stock of, membership interests in, or other equity interests in, subsidiaries of Grantor; (ii) all computer programs, codes, software, printouts and other computer materials, customer lists, correspondence and advertising materials; (iii) all customer and supplier contracts, sale orders, rights under license and franchise agreements, and other contracts and contract rights; (iv) all interests in partnerships and joint ventures; (v) all right, title and interest under leases, easements, rights of way, subleases, licenses and concessions and other agreements relating to personal property; (vi) all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral; and (vii) all other general intangibles, whether or not similar to the foregoing;

         (e) the books and records of Grantor relating to any of the foregoing Collateral, including, without limitation, all customer contracts, sale orders, minute books, ledgers, records, computer programs, software, printouts and other computer materials, customer lists, credit files, correspondence and advertising materials, in each case indicating, summarizing or evidencing any of the Collateral;

         (f) to the extent permitted under applicable law, all franchises, operating rights, licenses and permits issued by the FCC or any other governmental or regulatory body or agency, held by Grantor; and

         (g) (i) all cash and non-cash proceeds and products of any and all of the foregoing Collateral (including, without limitation, (A) damages and payments for past or future infringements of the Trademarks or the Patents and
(B) the right to sue for past, present and future infringements of the Trademarks or the Patents), (ii) all proceeds of any sale, lease or other disposition of any Collateral, (iii) the proceeds of any award in condemnation with respect to any of the Collateral, (iv) any proceeds of any such proceeds, and, (v) to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

in each case howsoever Grantor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

         Notwithstanding the foregoing, "Collateral" shall not include any Excluded Property.

         "Excluded Property" means (i) any and all Working Capital Assets (as defined below) and (ii) any property existing on the date hereof which is subject to a prohibition in effect on the date hereof on Grantor's ability to grant a lien on such property, and any property acquired after the date hereof which is subject to a prohibition in existence or created on the date of acquisition thereof by Grantor on Grantor's ability to grant a lien on such property.

         "Working Capital" means cash and cash equivalents, marketable securities, inventory, receivables and any assets of Grantor that would be classified as a current asset as determined in accordance with United States generally accepted accounting principles.

         3. Security for Obligations

         This Agreement and the security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

         (a) all obligations from time to time owing by Grantor under this Agreement;

         (b) all obligations from time to time owing by Grantor under the Forbearance Notes (as such terms are defined in the Modification Agreements) or, in the case of any Restructure Creditor that has not received a Forbearance Note in exchange for all present and future obligations under such Restructure Creditor's Lease Agreement(s) (as defined in the Modification Agreement), all obligations from time to time owing by Grantor under the Lease Agreements (such obligations described in this clause (b) of this Section 3 being referred to collectively as the "Forbearance Obligations");

         (c) all obligations from time to time owing by Grantor under the convertible promissory notes to be issued pursuant to the Modification Agreements (such obligations described in this clause (c) of this Section 3 being referred to collectively as the "Restructure Obligations");

         (d) all obligations from time to time owing by Grantor under Grantor's outstanding 10% senior convertible notes due 2006; and

         (e) all other obligations of Grantor, whether now existing or hereafter arising, that Grantor may designate from time to time in a written notice to the Collateral Agent as being within the term "Obligations".

         Each Holder shall have the right at any time to terminate its interest under this Agreement by sending a written notice to the Collateral Agent and Grantor. Effective upon the giving of such notice, such Holder shall no longer be deemed to be a Holder hereunder or to be a beneficiary of the security interest created hereby.

         4. Representations and Warranties

         Grantor represents and warrants to Collateral Agent as follows:

         (a) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, or any other Person, is required for
(i) the grant by Grantor and perfection of the security interest purported to be created hereby in the Collateral (other than the filing of appropriate financing or other statements) or (ii) the exercise by Collateral Agent of any of its rights and remedies hereunder.

         (b) This Agreement creates and, upon filing of all appropriate financing or other statements, will continue to create valid and perfected liens on, and security interests in, the Collateral, in favor of Collateral Agent as security for the Obligations.

         (c) The correct corporate name of Grantor is set forth in the preamble to this Agreement, the principal place of business and chief executive office of Grantor, and the place where Grantor's books and records concerning the Collateral are currently kept, is the address for notice pursuant to Section 16 hereof.

         (d) The business conducted by Grantor is not being conducted under any corporate, trade or fictitious name other than the name of Grantor set forth in the preamble to this Agreement.

         5. Further Assurances

         Grantor agrees that at any time and from time to time, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Collateral Agent may at any time reasonably request, in order to (i) more fully perfect and protect any security interest granted or purported to be granted hereby, (ii) preserve and defend against any person its title to the Collateral and the rights purported to be granted therein by this Agreement to Collateral Agent, (iii) enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, or (iv) otherwise to effect the purposes of this Agreement, including, without limitation executing and filing such financing or continuation statements, or amendments thereto, as may be necessary in order to perfect and preserve the security interest purported to be created hereby. If any Equipment is stored with any third party, Grantor will cause all documents, instruments and certificates as Collateral Agent may from time to time reasonably require related to such Equipment to be delivered to Collateral Agent, and Grantor will take or cause to be taken all such other reasonable actions as Collateral Agent may from time to time require in connection with its security interest in such Equipment.

         6. Additional Provisions Concerning the Collateral

         Grantor hereby authorizes Collateral Agent to file, without the signature of Grantor where permitted by law, such financing or continuation statements and such other documents as Collateral Agent may deem necessary or desirable to protect and perfect the interest of Collateral Agent in the Collateral. Grantor further irrevocably appoints Collateral Agent Grantor's attorney-in-fact, with power of attorney to execute on behalf of Grantor such UCC financing statement amendment forms as Collateral Agent may from time to time deem necessary or desirable to protect or perfect and protect such interests. Such power of attorney is coupled with an interest and shall be irrevocable for so long as the Obligations remain unpaid or underperformed.

         7. Collateral Agent Appointed Attorney in Fact

         Grantor hereby irrevocably appoints Collateral Agent or its designee on behalf of Collateral Agent Grantor's attorney-in-fact and proxy, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Collateral Agent's discretion, to take any action and to execute any instrument which Collateral Agent deems to be necessary or advisable for accomplishing the purposes of this Agreement including, without limitation, (i) to obtain and adjust insurance required to be paid to Collateral Agent, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, assign and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to prepare and file all applications and other documents necessary to maintain the items described in
Section 2(f) in full force and effect and Grantor the authorized legal holder thereof and (v) to file any claims or take any action or institute any proceedings which Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of Collateral Agent with respect to any Collateral. All acts of such attorney or designee are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct as determined by a final judgment or a court of competent jurisdiction). This power of attorney is coupled with an interest and is irrevocable until all of the Obligations are paid in full.

         8. Collateral Agent May Perform

         If Grantor fails to perform any agreement or obligation contained herein, Collateral Agent may (without obligation to do so and without releasing Grantor from its obligation to do so) itself perform, or cause performance of, such agreement or obligation, in the name of Grantor or Collateral Agent, and the expenses of Collateral Agent incurred in connection therewith, together with interest on such amounts from the date of payment or incurrence, at a rate of interest per annum equal to the interest rate then in effect under the Note, shall constitute additional Obligations secured by this Agreement and shall be payable by Grantor, including, without limitation, any costs or expenses of litigation associated therewith.

         9. Collateral Agent's Duties

         The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

         10. Remedies Upon Default

         In the event that an Event of Default (as defined in the Obligations)shall have occurred and be continuing, upon the direction of the Required Lenders:

         (a) Collateral Agent may exercise in respect of the Collateral, or any part thereof, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party in default under the Code in effect in the State of New York (or such other applicable jurisdiction as Collateral Agent may determine) at that time (the "Code"), and may also, without demand of performance or other demand, advertisement or notice, except as specified below (all of which demands, advertisements, and/or notices are hereby expressly waived by Grantor) (i) take absolute control of the Collateral, including without limitation transfer into the name of Collateral Agent or into the name of its nominee or nominees (to the extent Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of Collateral Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place or places to be designated by Collateral Agent which is reasonably convenient to both parties, and Collateral Agent may enter into and occupy any premises owned or leased by Grantor where the Collateral of any part thereof is located or assembled for a reasonable period in order to effectuate the rights and remedies of Collateral Agent hereunder, without obligation to Grantor in respect of such occupation, and (iii) without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the offices of Collateral Agent or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree and waives all rights which a Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof.

         (b) Any cash held by Collateral Agent as Collateral and all cash proceeds received by Collateral Agent in respect of any sale or collection from, or other realization upon, all or any part of the Collateral, after payment from such proceeds of Collateral Agent's out-of-pocket costs and expenses in connection with such sale, including, without limitation, reasonable attorneys' fees and expenses, may, in the discretion of Collateral Agent, be held by Collateral Agent as collateral for, and/or then or at any time thereafter be applied in whole or in part by Collateral Agent against, the Obligations in a pro rata manner.

         In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Collateral Agent is legally entitled, Grantor shall be liable for the deficiency, together with interest thereon at the applicable interest rate under the Obligations or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by Collateral Agent to collect such deficiency. In the event that the proceeds of any such sale, collection or realization are sufficient to pay all amounts to which Collateral Agent is legally entitled, Grantor shall be entitled to receive any such proceeds over and above such amounts.

         11. Expenses

         Grantor will upon demand pay to Collateral Agent the amount of any and all costs and expenses, including the fees, costs, expenses and other client charges of counsel for Collateral Agent and of any experts and agents (including, without limitation, any Person which may act as agent of Collateral Agent), that Collateral Agent may incur in connection with (i) the custody or preservation of, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iii) the failure by Grantor to perform or observe any of the provisions hereof. Any amounts payable under this
Section 11 shall be included in the Obligations.

         12. Security Interest Absolute; Subordination of Security Interest; Termination

         (a) All rights of Collateral Agent, all security interests and all obligations of Grantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Loan Documents or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Loan Documents or any other agreement or instrument relating thereto, (iii) any exchange or release of, or non-perfection of any lien on any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Obligations.

         (b) The security interest created hereby shall be junior and subordinate to all Permitted Liens and Liens securing up to $25 million of Indebtedness (which $25 million shall be in connection with new funding coming into Grantor). For purposes of determining whether a Lien is a Permitted Lien or is a Lien securing up to $25 million of Indebtedness as contemplated by this
Section 12(b), in the event that a Lien meets the criteria of more than one of the categories described in the definition of Permitted Lien or is a Lien securing up to $25 million of Indebtedness as so contemplated and also meets the criteria of one or more of the other categories of Permitted Liens or also is a Lien securing up to $25 million of Indebtedness, Grantor shall, in its sole discretion, classify such Lien in any manner, and may from time to time reclassify such Lien in any manner, in which such item could be incurred at the time of such reclassification. Upon receipt of a certificate from an officer of Grantor that a Lien is either a Permitted Lien or is a Lien securing up to $25 million of Indebtedness and that the security interest created hereby is required to be junior and subordinate thereto pursuant to the terms of this
Section 12(b), the Collateral Agent shall enter into such additional subordination and inter-creditor agreements as may be requested by the holder of the Lien to which the security interest created hereby is junior and subordinate.

         (c) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the date Grantor has indefeasibly paid in full in cash either (A) until the Restructure Obligations have been issued, all of the Forbearance Obligations or (B) after the Restructure Obligations have been issued, all of the Restructure Obligations, (ii) be binding upon Grantor and its successors and assigns, and
(iii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of, and be enforceable by, Collateral Agent and its successors and assigns. Upon the satisfaction in full of either (A) until the Restructure Obligations have been issued, all of the Forbearance Obligations or
(B) after the Restructure Obligations have been issued, all of the Restructure Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to Grantor and (ii) Collateral Agent will, upon Grantor's request and at Grantor's expense, (A) return to Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

         13. Collateral Agent.

         (a) Collateral Agent. The Collateral Agent shall act as agent, bailee and custodian for the benefit of the Holders with respect to the Collateral. The Collateral Agent shall maintain and hold all Collateral at any time delivered to it as agent, bailee and custodian for the benefit of the Holders. The Collateral Agent is acting and will act with respect to the Collateral for the benefit of the Holders and is not, and shall not at any time in the future be, subject, with respect to the Collateral, in any manner or to any extent, to the direction or control of Grantor. The Collateral Agent agrees to act in accordance with this Agreement and in accordance with any written instructions from the Required Lenders. Under no circumstances shall the Collateral Agent deliver possession of Collateral to Grantor or any other person, or otherwise release any Collateral from the security interest created hereby, except in accordance with the terms of this Agreement or the written instruction of the Required Lenders.

         (b) Books and Records. The Collateral Agent shall make appropriate notations in its books and records to reflect that the Collateral is held by the Collateral Agent for the benefit of the Holders.

         (c) Fees and Expenses of Collateral Agent. The Collateral Agent shall notify Grantor of all fees, expenses and charges of the Collateral Agent arising out of the Collateral Agent's execution and performance of its duties and obligations under this Agreement, which shall be as set forth on Schedule II attached hereto, and such reasonable fees, expenses and charges shall be paid promptly by Grantor or, if already paid by the Collateral Agent, Grantor promptly shall reimburse the Collateral Agent therefor. The Collateral Agent may employ, upon notice to Grantor at Grantor's expense, such legal counsel and other experts as it reasonably deems necessary in connection with performing its duties and obligations under this Agreement, and shall be fully protected in relying upon the advice of such counsel and other experts as are reasonably selected by it.

         (d) Removal or Resignation of Collateral Agent. Grantor may, at any time, remove and discharge the Collateral Agent from the performance of its duties under this Agreement. In addition, the Collateral Agent may, at any time, effective upon 90 days' prior written notice to Grantor and the Holders and the appointment of a successor Collateral Agent, terminate its agreement to act as the Collateral Agent hereunder. Upon the effective date of any such termination, the Collateral Agent shall promptly deliver the Collateral then held by it or its agents to the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Collateral Agent with respect to the Collateral to the successor Collateral Agent. Any successor Collateral Agent shall be a bank or other financial institution or trust company designated by Grantor.

         (e) Exculpation; Indemnification. (1) The Collateral Agent hereby accepts the agency created in this Agreement. Except as otherwise expressly required by this Section 13(e), the Collateral Agent shall not have any duty or liability with respect to the administration or investment of any property or the payment of income or principal to the Holders or Grantor, and no implied obligations shall be inferred from this Agreement.

         The Collateral Agent shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

         (i) The Collateral Agent shall not be personally liable for any error of judgment made in good faith by an officer of the Collateral Agent;

         (ii) No provision of this Agreement shall require the Collateral Agent to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Collateral Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (iii) Under no circumstances shall the Collateral Agent be personally liable for the payment of any interest on any money or the Collateral held by it hereunder, except as otherwise agreed by the Collateral Agent;

         (iv) The Collateral Agent shall not be personally responsible for or in respect of the validity, value, genuineness or collectability of the Collateral or any other property, the validity or sufficiency of this Agreement, the correctness of the recitals contained herein or for the due execution hereof by Grantor or the Holders;

         (v) The Collateral Agent shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Collateral Agent may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Collateral Agent may for all purposes hereof rely on a certificate, signed by Grantor or the Holders, as to such fact or matter, and such certificate shall constitute full protection to the Collateral Agent for any action taken or omitted to be taken by it in good faith in reliance thereon;

         (vi) In the exercise or administration of the agency hereunder, the Collateral Agent (A) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Collateral Agent shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Collateral Agent in good faith and
(B) may consult with counsel, accountants and other skilled persons to be selected in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

         (vii) The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral shall be to deal with them in a similar manner as the Collateral Agent deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Collateral Agent under this Agreement;

         (viii) At any time the Collateral Agent may request instructions in writing from Grantor or the Holders, as applicable, and the Collateral Agent shall not be liable with respect to any act or omission in accordance with the instructions of the Holders or for refusing to take any action without such instructions;

         (ix) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence or nonoccurrence of any act or event unless the Collateral Agent shall have actual knowledge thereof; and

         (x) Except as expressly provided in this Section 13(e), in accepting and performing the agency hereby created the Collateral Agent acts solely as agent hereunder and not in its individual capacity.

         (f) Grantor shall indemnify and hold the Collateral Agent harmless from and against any and all loss, liability, damage or expense (including, without limitation, reasonable attorneys' fees and expenses) that the Collateral Agent may suffer or incur in connection with the entering into and performance of its obligations under this Agreement, except to the extent such loss, liability, damage or expense arises from the gross negligence or willful misconduct of the Collateral Agent. If Grantor fails to perform its obligations under this Section 13(e), the Collateral Agent may, upon request by the Required Lenders, perform such obligations, and all expenses incurred by the Collateral Agent in connection therewith shall be payable by Grantor under and constitute Obligations secured hereby.

         14. Amendments, etc.

         No amendment of this Agreement or waiver of any provision of this Agreement, and no consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Grantor, the Collateral Agent and the Required Lenders, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything to the contrary, the foregoing shall not limit Grantor's rights to designate Obligations pursuant to Section 3 hereof and Grantor may amend this Agreement by written notice to the Collateral Agent to add or amend any provision of this Agreement to the extent that such additional provision or amendment is for the benefit of the Holders or to correct any mistake or ambiguity contained herein.

         15. Notices, Etc.

         All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by registered or certified mail, return receipt requested, sent by recognized overnight delivery service (signature of receipt requested) or, to the extent receipt is confirmed, by telecopy or telefax (provided that such party also sends a copy by personal delivery or registered or certified mail, return receipt requested, or recognized overnight delivery service, signature of receipt requested), to the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                  Grantor:

                           c/o EasyLink Services Corporation
                           399 Thornall Street
                           Edison, NJ 08837
                           Fax Number: 732-906-1008
                           Attention:  Chief Executive Officer

                  With a copy to:

                           David Ambrosia at the same address

                  Collateral Agent:

                           The Bank of New York [insert address for notices]
                           Attention:
                           Fax Number:

         The Collateral Agent shall send to each of the Holders in effect from time to time a copy of each written notice received from Grantor at such time. The Collateral Agent shall send such notices to each such Holder in accordance with instructions given to the Collateral Agent by such Holder and in effect at such time.

         16. Governing Law; Choice of Forum; Waiver of Jury Trial

         (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, AND EACH PARTY AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND HEREBY WAIVES ANY OFFSETS IN ANY SUCH ACTION, SUIT OR PROCEEDING. EACH PARTY FURTHER IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY IF GIVEN PERSONALLY OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OF MAIL THAT REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED TO SUCH PARTY AS HEREIN PROVIDED, OR BY PERSONAL SERVICE ON SUCH PARTY WITH A COPY OF SUCH PROCESS MAILED TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY JURISDICTION OTHER THAN NEW YORK IN CONNECTION WITH ACTIONS INITIATED BY THIRD PARTIES IN SUCH OTHER JURISDICTIONS.

         (c) JURY TRIAL WAIVER. GRANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY WHICH IT MAY HAVE IN ANY ACTION OR PROCEEDING IN LAW OR EQUITY IN CONNECTION WITH THIS AGREEMENT. GRANTOR ACKNOWLEDGES THAT THIS WAIVER IS KNOWINGLY AND FREELY GIVEN.

         17. Waiver

         Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any Obligations or Grantor's obligations hereunder and any requirement that Collateral Agent protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against Grantor or any other Person.

         18. Rights Cumulative

         No failure on the part of Collateral Agent to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Collateral Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. No provision for a specific remedy shall be deemed to limit Collateral Agent's remedies at law or in equity. The rights of Collateral Agent hereunder are not conditional or contingent on any attempt by Collateral Agent to exercise any of its rights under any other document against Grantor or against any other Person.

         19. Assignment

         This Agreement shall be binding on Grantor and its successors and permitted assigns (including any trustee succeeding to the rights of Grantor pursuant to Chapter 11 of the Bankruptcy Code or pursuant to any conversion to a case or cases under Chapter 7 of the Bankruptcy Code), and shall inure, together with all rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors and assigns and to the Holders and their respective successors and assigns, provided that Grantor may not assign any of its rights or obligations hereunder without the prior written consent of Collateral Agent and any purported assignment without such consent shall be null and void.

         20. Survival of Representations and Warranties

         All representations and warranties of Grantor contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement or any other Loan Document or any investigation by Collateral Agent. All covenants and agreements of Grantor contained herein shall continue in full force and effect from and after the date hereof until the indefeasible payment in full of (A) until the Restructure Obligations have been issued, the Forbearance Obligations, and (B) after the Restructure Obligations have been issued, the Restructure Obligations.

         21. Severability

         Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, illegal, unenforceable or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, illegality, unenforceability or invalidity under such law, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         22. Interpretation

         Grantor and Collateral Agent have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement.

         23. Headings

         Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         24. Counterparts

         This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

         25. Entire Agreement

         This Agreement embodies the entire agreement between the parties hereto relating to the transactions provided for herein and supersede all prior understandings and agreements, whether written or oral, between the parties hereto with respect to such transactions.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                 EASYLINK SERVICES CORPORATION



                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:




ACKNOWLEDGED AND AGREED:

THE BANK OF NEW YORK, as COLLATERAL AGENT



By:
    -----------------------------
Name:
Title:

                                     Annex A

                             Modification Agreements

1. Modification Agreement, effective as of June 1, 2001, by and among GATX Technology Services Corporation and EasyLink Services Corporation.

2. Modification Agreement, effective as of June 1, 2001, by and between GATX Technology Services Corporation, as successor in interest to Pacific Atlantic Systems Leasing, and EasyLink Services Corporation.

3. Modification Agreement, effective as of June 1, 2001, between EasyLink Services Corporation, as successor to Mail.com, Inc., and Associates Leasing, Inc.

4. Modification Agreement, effective as of June 1, 2001, by and among Forsythe McArthur Associates, Inc. and EasyLink Services Corporation.

5. Modification Agreement, effective as of June 1, 2001, by and among Pentech Financial Services, Inc. and EasyLink Services Corporation.

6. Modification Agreement, effective as of June 1, 2001, by and among Phoenix Leasing Incorporated, EasyLink Services USA, Inc. and EasyLink Services Corporation.

7. Modification Agreement, effective as of June 1, 2001, by and among MicroTech Leasing Corp. and EasyLink Services Corporation.

8. Modification, effective as of June 1, 2001, by and between AT&T Corp. and EasyLink Services Corporation.

9. Modification Agreement, effective as of June 1, 2001, by and between George Abi Zeid and EasyLink Services Corporation.

10. [Modification Agreement, by and between Transamerica Business Credit Corporation and EasyLink Services Corporation] [subject to execution and delivery].

11. [Modification Agreement, by and between Leasing Technologies International, Inc. and EasyLink Services Corporation] [subject to execution and delivery].

12. Modification Agreement, effective as of June 1, 2001, by and among Fleet Business Credit, LLC, formerly Fleet Business Credit Corporation and EasyLink Services Corporation., formerly Mail.com, Inc.

                                    EXHIBIT C

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                          EASYLINK SERVICES CORPORATION

                           CONVERTIBLE PROMISSORY NOTE

$234,184                                                 Effective: June 1, 2001

         FOR VALUE RECEIVED EASYLINK SERVICES CORPORATION, a Delaware corporation ("Company") promises to pay to LEASING TECHNOLOGIES INTERNATIONAL, INC.. ("Holder"), or its registered assigns, the principal sum of TWO HUNDRED THIRTY FOUR THOUSAND ONE HUNDRED EIGHTY FOUR DOLLARS ($234,184.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from June 1, 2001 on the unpaid principal balance at a rate equal to 12.0% per annum, computed on the basis of twelve 30 day months, payable as provided herein.

         The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

         1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

         "Affiliate," with respect to any Person, means (i) any director, officer or employee of such Person, (ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 5% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 5% or more of any class of voting securities. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate," when used herein without reference to any Person shall mean an Affiliate of Company.

         "Bankruptcy Law" shall mean Title 11, U.S. Code or any similar federal, state or foreign bankruptcy, insolvency or similar law.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

         "Common Stock" means Class A common stock, par value $.01 per share, of Company or any shares into which such shares have been changed pursuant to any recapitalization, merger, consolidation or similar event.

         "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company as permitted under this Note.

         "Conversion Price" has the meaning given in Section 9.1 hereof.

         "Conversion Shares" has the meaning given in Section 9.6 (c) hereof.

         "Custodian" shall mean any custodian, receiver, trustee, assignee, sequester, liquidator or similar official under any Bankruptcy Law.

         "Daily Market Price" means the last reported per share sale price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing per share bid and asked prices on such day, regular way, in either case as reported on the NASDAQ National Market or, if such Class A common stock is not quoted or admitted to trading on such quotation system, on the principal national securities exchange or quotation system on which such Class A common stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and asked prices of such Class A common stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NASDAQ member firm selected from time to time by the Board of Directors of Company for that purpose, or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of Company.

         "Default Rate" has the meaning given in Section 16 hereof.

         "Event of Default" has the meaning given in Section 6 hereof.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

         In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

         "Material Subsidiary" means any Subsidiary of Company which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

         "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the other Operative Agreements, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         "Operative Agreements" shall mean that certain Modification Agreement dated as of June 1, 2001 by and between Holder and Company and any and all agreements and documents to be executed and delivered in connection therewith.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Prepayment Notice" has the meaning given in Section 3 hereof.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if a 50% or more interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of Company.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Trading Day" shall mean (a) if the applicable security is quoted on the NASDAQ National Market, a day on which trades may be made thereon, (b) if the applicable security is listed or admitted for trading on the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business or (c) if the applicable security is not so listed, admitted for trading or quoted, any day that is a Business Day.

         2. Interest. Accrued interest on this Note shall be due and payable quarterly, commencing on the first business day of the month immediately following 90 days after the date of issuance hereof. Interest on any portion of the principal hereof that is prepaid shall be paid on the date of such prepayment as provided herein. EasyLink may make interest payments in cash or shares of Common Stock, provided that (i) if paid in Common Stock, the Fair Market Value of the Common Stock must be equal to 120% of the cash interest payment due and (ii) payment in shares of Common Stock will not be permitted if Company's free cash balance on the interest payment date is in excess of $20 million. The "Fair Market Value" of a share of Common Stock, for purposes of this Section 2, shall be equal to the average of the closing market prices of the Common Stock during the 10 trading days ending one week before the interest payment date (or, if there shall be no such closing price on any day, the closing market price on such day shall be deemed to be the average of the closing bid and asked prices on such day). Unless already included in a previously filed registration statement, EasyLink shall file as promptly as reasonably practicable a registration statement with the SEC covering the shares issued in payment of interest after the issuance of such shares..

         3. Scheduled Installments of Principal; Mandatory Prepayment. (a) Company shall make equal semi-annual installment payments of principal in the amount of $33,455 (subject to proportionate reduction as a result of a prepayment) commencing on June 1, 2003 and semi-annually thereafter until paid in full (7 semi-annual payments in all).

         (b) On or before June 30, 2002, up to 100% of the principal hereof and accrued interest hereon shall be subject to mandatory prepayment upon the 5th business day after the closing of one or more equity or equity-linked financings in which Company raises cash in an aggregate cumulative amount in excess of $10 million ("Eligible Financings"). In such event, Company shall prepay this Note with (i) cash in an amount (up to 50% of principal hereof plus accrued interest hereon) equal to 0.47 % of the net proceeds in excess of $10 million received in one or more Eligible Financings and (ii) Common Stock having a Fair Market Value equal to the cash payment. For example, if the Holder's share of the cash proceeds is $100,000, then Company would be obligated to prepay $200,000 of the note, $100,000 in cash and $100,000 in stock having a Fair Market value equal to $100,000. The "Fair Market Value" of the shares of Common Stock, for purposes of this Section 3, shall be equal to the average of the closing market prices of the Common Stock during the 10 trading days ending one week before the prepayment date (or, if there shall be no such closing price on any day, the closing market price on such day shall be deemed to be the average of the closing bid and asked prices on such day). Unless already included in a previously filed registration statement, EasyLink shall file as promptly as reasonably practicable a registration statement with the SEC covering the shares issued in payment of interest after the issuance of such shares.

         4. Optional Prepayment. At any time and from time to time on or before June 30, 2002, Company may prepay all or a portion of the outstanding principal hereof and accrued interest hereon upon the same terms and conditions (that is, cash and Common Stock) as set forth in Section 3 above for mandatory prepayment, so long as Company gives the Holder at least 30 days irrevocable written notice in advance of such prepayment. At any time and from time to time, Company may prepay all or a portion of the outstanding principal hereof, together with accrued interest hereon, so long as Company gives the Holder at least 30 days irrevocable written notice in advance of such prepayment. The Company's decision to prepay this Note will not, in any way, affect the Holder's right of conversion on or before the prepayment as provided in Section 9 herein.

         5. Representations and Warranties of Company. The Company hereby represents and warrants to the Holder that:

                  (a) This Note, when issued, sold and delivered for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

                  (b) The offer and sale of this Note solely to Holder is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and the securities registration and qualification requirements of the currently effective provisions of the securities laws of all applicable states.

                  (c) The Conversion Shares have been duly authorized and reserved and, if and when issued upon conversion of the Note, in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights.

         6. Events of Default. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) Company defaults in the payment of any interest on the Note when the same becomes due and payable and the default continues for a period of 30 days; or

                  (b) Company defaults in the payment of any principal or premium, if any, on the Note when the same becomes due and payable, whether at maturity or otherwise; or

                  (c) Company breaches in any material respect any representation or warranty contained in this Note or the any of the Operative Agreements, or fails to observe or perform any other covenant or agreement contained in this Note or the Operative Agreements required to be performed by any of them, and such breach is not cured or such failure continues for a period of 60 days after the receipt of written notice by Company from the Holder stating that such notice is a "Notice of Default"; or

                  (d) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Company or any Material Subsidiary (or the payment of which is Guaranteed by Company or any of Company's Material Subsidiaries), whether such Indebtedness or Guarantee exists on the date of this Agreement or is created hereafter, which default (i) is caused by a failure to pay when due any principal of or interest on such Indebtedness within the grace period, if any, provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $15,000,000 or more and after written receipt by Company from the Holder stating that such notice is a "Notice of Default"; or

                  (e) a final, non-appealable judgment or final non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against Company or any Material Subsidiary and remain unstayed, unbonded or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5,000,000; or

                  (f) Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding; or (ii) consents to the entry of an order for relief against such company or any Material Subsidiary in an involuntary case or proceeding; or (iii) consents to the appointment of a Custodian of such company or any Material Subsidiary or for all or any substantial part of its property; or (iv) makes a general assignment for the benefit of its creditors; or (v) take corporate or similar action to effect any of the foregoing; or

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Company or any Material Subsidiary in an involuntary case or proceeding; or (ii) appoints a Custodian of such company or any Material Subsidiary or for all or any substantial part of the property of such company or any Material Subsidiary; or
(iii) orders the liquidation of such company or any Material Subsidiary; and in each case referred to in this subsection (g) the order or decree remains unstayed and in effect for 60 days.

         7. Rights of Holder upon Default.

         (a) If an Event of Default with respect to Company described in Section 6(f) or (g) has occurred (other than an Event of Default described in clause (i) of Section 6(f) or described in clause (v) of Section 6(f) by virtue of the fact that such clause encompasses clause (i) of Section 6(f)), the Note then outstanding shall automatically become immediately due and payable. If any other Event of Default has occurred and is continuing, the Holder may at any time at its option, by notice or notices to Company, declare the Note to be immediately due and payable.

         (b) Notwithstanding the foregoing, if (i) any Event of Default described in Section 6 (a) or (b) has occurred and is continuing, the Holder of the Note may at any time, at its option, by notice or notices to Company, declare the Note to be immediately due and payable; or (ii) any Event of Default described in Section 6 (d) has occurred and is continuing and the Payment Default giving rise to such Event of Default is cured or the acceleration giving rise to such Event of Default is annulled or rescinded within 30 days after receipt of written notice of such Event of Default by Company from the Holder of the Note stating that such notice is a "Notice of Default," then such Event of Default and any declaration under Section 7 (a) above shall be deemed automatically annulled and rescinded. Upon the Note becoming due and payable under Section 7, whether automatically or by declaration, the Note will forthwith mature and the entire unpaid principal amount hereof, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

         (c) If any Default or Event of Default has occurred and is continuing, and irrespective of whether the Note has become or has been declared immediately due and payable under Section 7, the holder of the Note at the time outstanding may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Operative Agreements, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         8. Representations and Warranties of Holder. By its acceptance of this Note, the Holder makes the following representations and warranties:

                  (a) The Holder is aware of Company's business affairs and financial condition, and has acquired information about Company sufficient to reach an informed and knowledgeable decision to acquire this Note. The Holder is acquiring this Note for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

                  (b) The Holder understands that this Note, and the securities into which it is convertible, have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

                  (c) The Holder further understands that this Note, and the securities into which it is convertible, must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Act.

                  (d) The Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         9. Conversion.

                  9.1 Conversion Privilege. The holder of this Note may convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into fully paid and nonassessable shares of Class A common stock, par value $.01 per share, of Company at any time prior to the close of business on the Business Day immediately preceding the final maturity date of the Note at the Conversion Price then in effect, except that, with respect to the principal amount of the Note that is subject to optional or mandatory prepayment, such conversion right shall terminate at the close of business on the Business Day immediately preceding the prepayment date (unless Company shall default in making the prepayment, including interest, when it becomes due, in which case the conversion right shall terminate at the close of business on the date on which such default is cured).

                  The number of shares of Class A common stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note so converted by the Conversion Price in effect on the Conversion Date.

                  "Conversion Price" means ONE UNITED STATES DOLLAR ($1.00) [subject to appropriate adjustment in the event of a stock split, stock dividend or stock combination prior to closing], as the same may be adjusted from time to time as provided in this Section.

                  Provisions of this Agreement that apply to conversion of all of a Note also apply to conversion of a portion of it. A holder of a
         Note is not entitled to any rights of a holder of Class A common stock until such holder has converted such Note into Class A common stock, and only to the extent that such Note is deemed to have been converted into Class A common stock under this Section 9.1.

                           9.2 Conversion Procedure

         To convert the Note, the Holder must (1) complete and sign a notice of election to convert substantially in the form attached hereto (or complete and manually sign a facsimile thereof) and deliver such notice to Company, (2) surrender the Note to Company, (3) furnish appropriate endorsements or transfer documents if required by Company and (4) pay any transfer or similar tax, if required by Company in accordance with
         Section 9.4 hereof. The date on which the holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As promptly as practicable on or after the Conversion Date, Company shall issue and deliver to the holder a certificate or certificates for the number of whole shares of Class A common stock issuable upon the conversion and a check or other payment for any fractional share in an amount determined pursuant to Section 9.3. The Person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such Person's rights as a holder of a Note with respect to the converted Note shall cease and such converted Note shall no longer be deemed outstanding; provided, however, that, except as otherwise provided in this Section 9.2, no surrender of a Note on any date when the stock transfer books of Company shall be closed shall be effective to constitute the Person entitled to receive the shares of Class A common stock upon such conversion as the stockholder of record of such shares of Class A common stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Class A common stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of Company had not been closed.

                  No payment or adjustment will be made for accrued and unpaid interest on a converted Note or for dividends or distributions on shares of Class A common stock issued upon conversion of a Note, except that, if the Holder surrenders the Note for conversion after the close of business on any record date for the payment of an installment of interest and prior to the opening of business on the next succeeding interest payment date, then, notwithstanding such conversion, accrued and unpaid interest payable on the Note on such interest payment date shall be paid on such interest payment date to the person who was the holder of the Note (or one or more predecessor Notes) at the close of business on such record date. Holders of Class A common stock issued upon conversion will not be entitled to receive any dividends payable to holders of Class A common stock as of any record time before the close of business on the Conversion Date.

                  If a holder converts more than one Note at the same time, the number of whole shares of Class A common stock issuable upon the conversion shall be based on the total principal amount of Notes converted.

                  Upon surrender of a Note that is converted in part, Company shall issue to the holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

                  9.3 Fractional Shares. Company will not issue fractional shares of Class A common stock upon conversion of a Note. In lieu thereof, Company will pay an amount in cash based upon the Daily Market Price of the Class A common stock on the Trading Day prior to the Conversion Date.

                  9.4. Taxes on Conversion. The issuance of certificates for shares of Class A common stock upon the conversion of the Note shall be made without charge to the converting Noteholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder or holders of the converted Note; provided, however, that in the event that certificates for shares of Class A common stock are to be issued in a name other than the name of the holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of assignment or transfer, in form satisfactory to Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Note, and Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to Company the amount of such tax or shall have established to the satisfaction of Company that such tax has been paid or is not applicable.

                  9.5. Company to Provide Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A common stock, solely for the purpose of issuance upon conversion of the Note as herein provided, a sufficient number of shares of Class A common stock to permit the conversion of the Note for shares of Class A common stock.

                  All shares of Class A common stock which may be issued upon conversion of the Note shall be duly authorized, validly issued, fully paid and nonassessable when so issued. The Company shall take such action from time to time as shall be necessary so that par value of the Class A common stock shall at all times be equal to or less than the Conversion Price then in effect.

                  The Company shall from time to time take all action necessary so that the Class A common stock which may be issued upon conversion of the Note, immediately upon their issuance (or, if such Class A common stock is subject to restrictions on transfer under the Act, upon their resale pursuant to an effective registration statement or in a transaction pursuant to which the certificate evidencing such Class A common stock shall no longer bear a restrictive common stock legend), will be listed on the Nasdaq National Market or such other interdealer quotation system and market or principal securities exchanges, if any, on which other shares of Class A common stock of Company are then listed or quoted.

                  9.6. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                           (a) In case Company shall (i) pay a dividend in shares of Class A common stock to holders of Class A common stock (or any event treated as such for U.S. Federal income tax purposes), (ii) make a distribution in shares of Class A common stock to holders of Class A common stock (or any event treated as such for U.S. Federal income tax purposes), (iii) subdivide its outstanding shares of Class A common stock into a greater number of shares of Class A common stock or
         (iv) combine its outstanding shares of Class A common stock into a smaller number of shares of Class A common stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A common stock which he would have owned immediately following such action had the Note been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           (b) In case Company shall issue rights, options or warrants to all holders of Class A common stock entitling them to subscribe for or purchase shares of Class A common stock (or securities convertible into Class A common stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share (as determined pursuant to subsection (f) below) of the Class A common stock on the record date for determining the holders of the Class A common stock entitled to receive such rights, options or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Class A common stock outstanding as of the close of business on such record date plus the number of shares of Class A common stock which the aggregate offering price of the total number of shares of Class A common stock so offered (to the holders of outstanding Class A common stock) for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price (as determined pursuant to subsection (f) below), and of which the denominator shall be the number of shares of Class A common stock outstanding on such record date plus the number of additional shares of Class A common stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date. For the purposes of this subsection (b), the number of shares of Class A common stock at any time outstanding shall not include shares held in the treasury of Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of such Class A common stock. The Company shall not issue any rights, options or warrants in respect of shares of Class A common stock held in the treasury of Company. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Class A common stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Class A common stock, there shall be taken into account any consideration received by Company for such rights, warrants, or options, the value of such consideration, if any, other than cash, to be determined by the Board of Directors.

                           (c) In case Company shall distribute to all holders of Class A common stock shares of capital stock of Company (other than Class A common stock), evidences of indebtedness, cash, rights, options or warrants entitling the holders thereof to subscribe for or purchase securities (other than rights, options or warrants described in subsection (b) above) or other assets (including securities of Persons other than Company but excluding (i) dividends or distributions paid exclusively in cash except as described in subsection (d) below, (ii) dividends and distributions described in subsection (a) above and (iii) distributions in connection with the consolidation, merger or transfer of assets covered by Section 9.11), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in subsection (f) below) of the Class A common stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a board resolution) of the portion of the evidences of indebtedness, shares of capital stock, cash, rights, options, warrants or other assets so distributed applicable to one share of Class A common stock (determined on the basis of the number of shares of the Class A common stock outstanding on the record date), and of which the denominator shall be such Current Market Price of the Class A common stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Class A common stock entitled to receive such distribution. Notwithstanding the foregoing, in case Company shall distribute rights, options or warrants to subscribe for additional shares of Company's capital stock (other than rights, options or warrants referred to in subsection (b) above) ("Rights") to all holders of Class A common stock, Company may, in lieu of making any adjustment pursuant to the foregoing provisions of this subsection (c) of Section 9.6 make proper provision so that the holder of the Note who converts the Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Class A common stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Class A common stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Class A common stock into which the principal amount of the Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                           (d) In case Company shall, by dividend or otherwise, at any time make a distribution to all holders of its Class A common stock exclusively in cash (including any distributions of cash out of current or retained earnings of Company but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to subsection (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions made exclusively in cash to all holders of Class A common stock within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to subsection (c) or (e) of this Section or this subsection (d) has been made plus (y) the aggregate amount of all Excess Payments in respect of any tender offers or other negotiated transactions by Company or any of its Subsidiaries for Class A common stock concluded within the 12 months preceding the Distribution Record Date and in respect of which no Conversion Price adjustment pursuant to subsections (c) or (e) of this Section or this subsection (d) has been made, exceeds 12 1/2% of the product of the Current Market Price per share (determined as provided in subsection (f) of this Section) of the Class A common stock on the Distribution Record Date multiplied by the number of shares of Class A common stock outstanding on the Distribution Record Date (excluding shares held in the treasury of Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection (d) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in subsection (f) of this Section) of the Class A common stock on the Distribution Record Date less the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed, paid or payable within such 12-month period (including, without limitation, the distribution in respect of which such adjustment is being made) applicable to one share of Class A common stock (which shall be determined by dividing the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed, paid or payable with respect to outstanding shares of Class A common stock within such 12 months (including, without limitation, the distribution in respect of which such adjustment is being made) by the number of shares of Class A common stock outstanding on the Distribution Record Date) and the denominator shall be such Current Market Price per share (determined as provided in subsection (f) of this Section) of the Class A common stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

                            (e) In case a tender offer or other negotiated transaction made by Company or any Subsidiary of Company for all or any portion of the Class A common stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the aggregate amount of such Excess Payment, together with the sum of (x) the aggregate amount of any distributions, by dividend or otherwise, to all holders of the Class A common stock made in cash (including any distributions of cash out of current or retained earnings of Company) within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment in the Conversion Price pursuant to subsection (c) or (d) of this Section or this subsection (e) has been made plus (y) the aggregate amount of all Excess Payments in respect of any other tender offers or other negotiated transactions by Company or any of its Subsidiaries for Class A common stock concluded within the 12 months preceding the Purchase Date and in respect of which no adjustment in the Conversion Price pursuant to subsection (c) or (d) of this Section or this subsection (e) has been made, exceeds 12 1/2% of the product of the Current Market Price per share (determined as provided in subsection (f) of this Section) of the Class A common stock on the Purchase Date multiplied by the number of shares of Class A common stock outstanding on the Purchase Date (including any tendered shares but excluding any shares held in the treasury of Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection (e) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in subsection (f) of this Section) of the Class A common stock on the Purchase Date less the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed, paid or payable within such 12 month period (including, without limitation, the Excess Payment in respect of which such adjustment is being made) applicable to one share of Class A common stock (which shall be determined by dividing the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed, paid or payable with respect to outstanding shares of Class A common stock within such 12 months (including, without limitation, the Excess Payment in respect of which such adjustment is being made) by the number of shares of Class A common stock outstanding on the Purchase Date) and the denominator shall be such Current Market Price per share (determined as provided in subsection (f) of this Section) of the Class A common stock on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

                           (f) The "Current Market Price" per share of Class A common stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 30 consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such tender offer or other negotiated transaction through such last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

                           (g) "Excess Payment" means the excess of (i) the aggregate of the cash and fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a board resolution) of other consideration paid by Company or any of its Subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (ii) the Daily Market Price on the Trading Day immediately following the completion of the tender offer or other negotiated transaction multiplied by the number of acquired shares.

                           (h) The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients.

                           (i) The Company from time to time may decrease the Conversion Price by any amount for any period of at least 20 days (which decrease is irrevocable during such period), in which case Company shall give at least 15 days' notice of such decrease, if the Board of Directors has made a determination that such decrease would be in the best interests of Company, which determination shall be conclusive; provided however that in no case shall Company decrease the Conversion Price to less than 80% of the Current Market Price.

                           (j) In any case in which this Section 9.6 shall require that an adjustment be made immediately following a record date for an event, Company may elect to defer, until such event, issuing to the holder of the Note converted after such record date the shares of Class A common stock and other capital stock of Company issuable upon such conversion over and above the shares of Class A common stock and other capital stock of Company issuable upon such conversion on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                  9.7. No Adjustment. No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1.0% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 9.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Class A common stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Class A common stock.

                  9.8. Other Adjustments. (a) In the event that, as a result of an adjustment made pursuant to Section 9.6 above, the holder of the Note thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of Company other than shares of its Class A common stock, thereafter the Conversion Price of such other shares so receivable upon conversion of the Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A common stock contained in this Section 9.

                           (b) In the event that any shares of Class A common stock issuable upon exercise of any of the rights, options or warrants referred to in Section 9.6(b) and Section 9.6(c) hereof are not delivered prior to the expiration of such rights, options, or warrants, the Conversion Price shall be readjusted to the Conversion Price which would otherwise have been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of such rights, options and warrants which were actually exercised.

                           (c) In any case in which Section 9.6 shall require that an adjustment be made immediately following a record date for a dividend or distribution and the dividend or distribution does not occur, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

                  9.9. Notice of Adjustment. Whenever the Conversion Price is adjusted, Company shall promptly mail to the Holder a notice of the adjustment. Such notice shall briefly state the facts requiring the adjustment and the manner of computing it and shall be signed by a Senior Financial Officer.

                  9.10. Notice of Certain Transactions.In the event that: (a) Company takes any action which would require an adjustment in the Conversion Price; (b) Company takes any action described in Section 9.11; or (c) there is a dissolution or liquidation of Company; Company shall mail to the Holder a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 9.10.

                  9.11. Effect of Reclassifications, Consolidations, Mergers, Continuances or Sales on Conversion Privilege. If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Class A common stock issuable upon conversion of the Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which Company is a party other than a merger in which Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Class A common stock, (iii) any continuance in a new jurisdiction which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value) in, outstanding shares of Class A common stock, or
         (iv) any sale or conveyance of all or substantially all of the property of Company (determined on a consolidated basis), then Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, continuance, sale or conveyance, execute and deliver to the Holder a written notice providing that the Holder shall have the right to convert the Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, continuance, sale or conveyance by a holder of the number of shares of Class A common stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, continuance, sale or conveyance. Such notice shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Section 9. The foregoing, however, shall not in any way affect the right a holder of a Note may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 9.6, to receive Rights upon conversion of a Note. If, in the case of any such reclassification, change, consolidation, merger, continuance, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Class A common stock includes shares of stock or other securities and property of a corporation or other business entity other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, continuance, sale or conveyance, then such notice shall also be executed by such other corporation or other business entity and shall contain such additional provisions to protect the interests of the holder of the Note as the Board of Directors of Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 9.11 shall similarly apply to successive reclassifications, changes, consolidations, mergers, continuances, sales or conveyances.

                  9.12. Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to Company to be canceled.

         10. Successors and Assigns. Subject to the restrictions on transfer described in Sections 12 and 13 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         11. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Holder.

         12. Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to Company prior thereto, describing briefly the manner thereof, together with, if requested by Company, a written opinion of Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 12 that the opinion of counsel for Holder is not reasonably satisfactory to Company, Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

         13. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder except in connection with an assignment in whole to a successor corporation to Company in connection with a reincorporation of Company in another state of the United States.

         14. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Modification Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

         15. Payment. Payment shall be made in lawful tender of the United
States.

         16. Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus four percent (4%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

         17. Expenses; Waivers. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

         18. No Impairment. The Company will not, by amendment of its Articles and/or Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times and in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder under this Note against wrongful impairment. Without limiting the generality of the foregoing, Company will take all such action as may be necessary or appropriate in order that Company may duly and validly issue fully paid and nonassessble Conversion Shares upon the conversion of this Note.

         19. Severablity. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         20. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

         IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                                   EASYLINK SERVICES CORPORATION,
                                   a Delaware corporation


                                   By:
                                      ------------------------------------------

                                   Title:
                                         ---------------------------------------

                               ELECTION TO CONVERT


         To EasyLink Services Corporation:


         The undersigned owner of the Convertible Promissory Note dated _______ (the "Note") hereby irrevocably exercises the option to convert the Note, or the portion below designated, into Class A common stock of EasyLink Services Corporation in accordance with the terms of the Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         The undersigned agrees to be bound by the terms of the Note relating to the Class A common stock issued upon conversion of the Note. If you want to convert the Note in whole, check the box below. If you want to convert the Note in part, indicate the portion of the Note to be converted in the space provided below.



         In whole  / /



         or



         Portion of Note to be converted ($1,000 or any integral multiple thereof): $______________



         Date: ______________



         Name of Holder:



         Signature of Authorized Representative of Holder



         ______________________________________ (Sign exactly as your name appears on the other side of this Note)



         Medallion Signature Guarantee:_____________________________________



         Please print or typewrite your name and address, including zip code, and social security or other identifying number:





         If the Class A common stock is to be issued and delivered to someone other than you, please print or typewrite the name and address, including zip code, and social security or other identifying number of that person:

                                    EXHIBIT D










                          EASYLINK SERVICES CORPORATION








                          REGISTRATION RIGHTS AGREEMENT















                            Dated as of June 1, 2001

                          EASYLINK SERVICES CORPORATION

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement is made as of June 1, 2001 (the "Agreement") by and between EasyLink Services Corporation, a Delaware corporation ("EasyLink") and GATX Technology Services Corporation, a Delaware corporation ("GATX"). One or more additional securityholders of EasyLink may become a party to this Agreement by signing an Accession Agreement agreeing to bound by the terms and conditions hereof; in such case the securities specified therein shall be deemed to be Registrable Securities (as defined below) hereunder. As used herein, "Holders" shall mean GATX and such securityholders who enter into an Accession Agreement with EasyLink, and "Holder" shall mean any one of such Holders.

                                    RECITALS

         A. EasyLink desires to sell and issue to GATX and to the other Holders and GATX and such other Holders desire to purchase from EasyLink shares (the "Shares") of Class A common stock, par value $.01 per share ("Class A Common Stock"), Convertible Notes (the "Notes") and warrants ("Warrants"; the Shares, the Warrants and the Notes are sometimes collectively referred to herein as the "Securities") to purchase Class A common stock pursuant to one or more modification and/or restructuring agreements (the "Restructuring Agreements").

         B. In order to induce GATX to purchase the Securities pursuant to the Restructuring Agreements, EasyLink desires to grant to GATX and the other Holders certain registration rights with respect to the Shares and all of the shares of Class A common stock issuable upon conversion of the Notes or upon exercise of the Warrants (the "Conversion Shares"), all on the terms and conditions set forth herein.

         In consideration of the foregoing and the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  As used in this Agreement, the following terms shall have the following respective meanings:

                  "Act" means the U.S. Securities Act of 1933, as amended from time to time.

                  "Agreement" means this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "Class A Common Stock" has the meaning set forth in the recitals above.

                  "Conversion Shares" has the meaning set forth in the recitals above.

                  "Mandatory Registration" has the meaning set forth in Section 2.01(a) of this Agreement.

                  "Holders" has the meaning set forth in the preface above.

                  "Indemnified Party" and "Indemnifying Party" have the meanings set forth in Section 2.07(c) of this Agreement.

                  "Piggyback Registration" has the meaning set forth in Section
2.02 of this Agreement.

                  "Registrable Securities" means (i) the Shares and the Conversion Shares, (ii) any Class A common stock of EasyLink issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the securities referenced in clause (i) and this clause (ii), and (iii) any other shares of capital stock of EasyLink into or for which the securities referenced in clauses (i) and (ii) may be converted into or exchanged pursuant to a recapitalization or reclassification of EasyLink's capital stock; provided, however, that Registrable Securities shall not include any securities that (w) have been registered and sold pursuant to the Act, (x) have been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Act, (y) are eligible for public resale under Rule 144(k) under the Securities Act or in accordance with the law governing any non-U.S. exchange where the Common Stock is publicly listed or (z) have been sold in a transaction exempt from registration under the Act so that all transfer restriction and restrictive legends with respect thereto are removed upon consummation of such sale.

         "Registration Expenses" means all expenses incident to EasyLink's performance of or compliance with this Agreement, including, without limitation,
(i) all registration, filing, securities exchange listing, rating agency and National Association of Securities Dealers fees, (ii) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws of all jurisdictions in which the securities are to be registered and any legal fees and expenses incurred in connection with the blue sky qualification of the Registrable Securities and the determination of their eligibility for investment under the laws of all such jurisdictions, (iii) all word processing, duplicating, printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for EasyLink and of its independent public accountants, including, without limitation, the expenses of any special audits or "cold comfort" letter required by or incident to such performance and compliance, (v) in connection with any firm commitment, underwritten offering, the reasonable fees and disbursements of any one counsel or one accounting firm retained by GATX, not to exceed $15,000 in the aggregate for all of such fees and disbursements, (vi) premiums and other costs of policies of insurance of EasyLink against liabilities arising out of the public offering of the Registrable Securities being registered to the extent EasyLink elects to obtain such insurance, and (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions), if any, relating to the Registrable Securities.

         "SEC" means the U.S. Securities and Exchange Commission.

Other capitalized terms that are used herein that are not defined herein shall have the respective meanings ascribed to such terms in the Restructuring Agreements.

                                   ARTICLE II

                               REGISTRATION RIGHTS

                  EasyLink, GATX and the other Holders covenant and agree as follows:

         SECTION 2.01 Mandatory Registration

         (a) Registration Obligation. Within 45 days from the Closing of the Restructuring Agreements, EasyLink agrees to prepare and file a registration statement on Form S-3 or such other form that EasyLink may then use for an offering to be made on a continuous basis pursuant to Rule 415 (the "Registration Statement") covering all of the Registrable Securities and to use reasonable commercial efforts to cause the Registration Statement to become effective as soon as practicable thereafter (the "Mandatory Registration"); provided, however, in no event, however, shall EasyLink be required to file more than one registration statement unless the offering of Registrable Securities pursuant thereto is suspended, blocked by any stop order, injunction or other order of the SEC or any governmental agency or court, or withdrawn after the Mandatory Registration has become effective, in which event such Mandatory Registration will be deemed not to have been effected pursuant to this Section 2.01.

         SECTION 2.02 Piggyback Registration.

         (a) Right to Piggyback. If EasyLink proposes to register any of its securities under the Act in connection with a firm commitment underwritten offering (other than registrations solely for the registration of shares in connection with an employee benefit plan or a merger or consolidation and other than pursuant to Section 2.01) at any time before all of the Registrable Securities are eligible for public resale by Holders pursuant to Rule 144(k) under the Act, whether or not for sale for EasyLink's own account, and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), EasyLink will at each such time give prompt written notice to Holders of its intention to do so and of Holders's rights under this Section 2.02. Upon the written request of any Holders made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by Holders and the intended method of distribution thereof), EasyLink will use its reasonable commercial efforts to effect the registration under the Act of all Registrable Securities which EasyLink has been so requested to register by Holders, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, EasyLink shall determine for any reason not to register or to delay registration of such securities, EasyLink may, at its election, give written notice of such determination to Holders and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses under Section 2.05 in connection therewith), without prejudice, however, to the rights of Holders to request that such registration be effected as a Mandatory Registration under Section 2.01, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.02 shall relieve EasyLink of its obligation to effect any Mandatory Registration upon request under Section 2.01.

         (b) Priority in Piggyback Registrations. If the managing underwriter of a Piggyback Registration advises EasyLink in writing that, in its opinion, the number of shares of Registrable Securities requested or proposed to be included in such offering exceeds the number that can be sold in such offering without materially affecting the offering price of any such securities, EasyLink shall include in such registration (i) first, to the extent that securities of EasyLink are included in such registration, (A) such securities proposed to be sold by EasyLink and (B) the securities of EasyLink held by persons who have preferential registration rights to include such securities in such Piggyback Registration in accordance with the agreements with respect to such registration rights between EasyLink and Holders; and (ii) second, to the extent that such Registrable Securities may be included in such registration without materially affecting the offering price of the securities referred to in clause (i), in the opinion of such managing underwriter, the Registrable Securities requested by Holders to be included in such Piggyback Registration pursuant to Section 2.02(a) and any other securities of EasyLink held by persons other than Holders having rights to participate in such Piggyback Registration that are non-preferential to Holders of the Registrable Securities, pro rata among all such holders on the basis of the total number of securities of EasyLink, including Registrable Securities, requested to be included therein.

         (c) Selection of Underwriters. EasyLink shall select the investment banker(s) and manager(s) for the offering under Section 2.02.

         (d) Underwritten Piggyback Registrations. If EasyLink at any time proposes to register any of its securities under the Act as to which rights under this Section 2.02 have been exercised and such securities are to be distributed by or through one or more underwriters, EasyLink will, if requested by Holders as provided in Section 2.02(a) and subject to the provisions of
Section 2.02 (a) and (b), use its reasonable commercial efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by Holders among the securities to be distributed by such underwriters. Holders shall be a party to the underwriting agreement between EasyLink and such underwriters and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, EasyLink to and for the benefit of such underwriters shall also be made to and for the benefit of Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Holders. Holders shall not be required to make any representations or warranties to or agreements with EasyLink or the underwriters other than representations, warranties or agreements regarding Holders, Holders's title to Registrable Securities and Holders's intended method of distribution and any other representation required by law.

         SECTION 2.03 Obligations of EasyLink. In furtherance of its obligations under Section 2.01 or 2.02 to use its commercially reasonable efforts to effect the registration of the Registrable Securities, EasyLink shall, as expeditiously as reasonably possible,

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective until (i) in the case of a Mandatory Registration, the time when all Registrable Securities are eligible for sale by Holders pursuant to Rule 144(k) and (ii) in the case of a Piggyback Registration, until 90 days after the effectiveness of such registration statement;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration until the earlier of the time periods specified in Section 2.03(a) and such time as all of such securities have been disposed of in accordance with the intended methods of disposition by Holders set forth in such registration statement;

                  (c) Furnish to Holders such numbers of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits) and prospectus, including any preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of the Registrable Securities;

                  (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as Holders shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable Holders to consummate the disposition in such jurisdictions of the securities owned by Holders, except that EasyLink shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 2.03(d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                  (e) Use its reasonable commercial efforts to (i) obtain the withdrawal of any order suspending the effectiveness of such registration statement or sales thereunder at the earliest possible time and (ii) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Holders to consummate the disposition of such Registrable Securities;

                  (f) In connection with any firm commitment underwritten offering, furnish to Holders a signed counterpart, addressed to Holders (and the underwriters, if any) of

                           (i) an opinion of counsel for EasyLink dated the date of the closing under the underwriting agreement, reasonably satisfactory in form and substance to such underwriter, and

                           (ii) a "comfort" letter, dated the effective date of such registration statement (and dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified EasyLink's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

                  (g) Notify in writing Holders, at any time when a prospectus relating thereto is required to be delivered under the Act, (a) upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and (b) of any request for any amendment of or supplement to any registration statement or other document relating to such offering promptly after receipt of such request from the SEC or any other regulatory body or other body having jurisdiction and, in either case, at the request of Holders promptly prepare and furnish to Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (h) Otherwise comply with all applicable federal and state securities laws and rules and regulations of the SEC, and will furnish to Holders draft and final versions of each registration statement and prospectus used in connection therewith prior to the filing thereof, and any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which Holders shall have reasonably objected on the grounds that such registration statement, prospectus, amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

                  (i) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                  (j) Use its reasonable commercial efforts to list all Registrable Securities covered by such registration statement on each securities exchange and inter-dealer quotation system on which similar securities issued by EasyLink are then listed.

                  (k) EasyLink may require Holders as to which any registration is being effected to furnish EasyLink such information regarding Holders and the distribution of such securities as EasyLink may from time to time reasonably request in writing to the extent necessary to comply with applicable securities laws in connection with the preparation and filing of such registration statement.

                  Section 2.04 Furnish Information.

                  It shall be a condition precedent to the obligations of EasyLink to take any action pursuant to Article 2 that Holders shall furnish to EasyLink such information regarding Holders, the Registrable Securities held by Holders and the intended method of disposition thereof as EasyLink or its appointed agents shall reasonably request and as shall be required in connection with the action to be taken by EasyLink.

                  Section 2.05 Registration Expenses.

                  In the case of any registration effected pursuant to Section
2.01 or 2.02, EasyLink shall bear all Registration Expenses; provided, however, that Holders shall bear the fees and costs of its own counsel (other than to the extent provided in the definition of "Registration Expenses" in connection with a firm commitment, underwritten offering) and all brokers' discounts and commissions with respect to the Registrable Securities sold by such Person.

         Section 2.06 Use of Prospectus. Each of the Holders agrees that if EasyLink notifies Holders in writing of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, Holders will discontinue immediately its disposition of securities pursuant to the registration statement until Holders receives copies of an amended or supplemented prospectus, and if so directed by EasyLink, will deliver to EasyLink all copies then in Holders's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  Section 2.07 Indemnification. If any Registrable Securities are included in a registration statement pursuant to Section 2.01 or 2.02, then,

                  (a) EasyLink shall indemnify and hold harmless Holders, agents for and officers and directors of Holders, any underwriter of the Registrable Securities and each Person, if any, who controls any such Person within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in the registration statement, or any amendments or supplements to the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or any violation by EasyLink of any rule or regulation promulgated under the Act or any state securities law or rule or regulation applicable to EasyLink, and will reimburse Holders, the agents for, and officers and directors of Holders, any underwriter of the Registrable Securities or any such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that EasyLink shall not be liable to Holders or any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission based upon and in conformity with information furnished to EasyLink in writing by Holders expressly for use in such registration statement or prospectus.

                  (b) Holders shall indemnify and hold harmless EasyLink, each of its directors and each of its officers who have signed such registration statement against any losses, claims, damages or liabilities to which EasyLink or any such director or officer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in the registration statement or any amendments or supplements to the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, or amendments or supplement thereto, in reliance upon and in conformity with information furnished by Holders in writing expressly for the purpose of inclusion in such registration statement, preliminary prospectus or amendments or supplements, and Holders will reimburse any legal or other expenses actually and reasonably incurred by EasyLink or any such director, officer or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that Holders's liability under this Section 2.06(b) shall not exceed the amount of the gross proceeds of the offering of Holders's Registrable Securities included therein.

                  (c) Each party entitled to indemnification (the "Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; provided, further, that the failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.06, except to the extent that the failure results in an omission of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         SECTION 2.08 Contribution. (a) If the indemnification provided for in
Section 2.07 is unavailable to the Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statement or omission which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement (or alleged untrue statement) of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in this Article 2 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

                  (b) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 2.09 Transfer of Registration Rights. The registration rights of Holders under this Article 2 may be assigned and transferred (i) by Holders to any Affiliate of Holders to whom any of the Securities or Conversion Shares owned by Holders are transferred, and (ii) by Holders to any transferee who acquires a majority of the Registrable Securities (adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations) initially issued to Holders; provided, however, that EasyLink is given written notice by Holders at the time of such assignment and transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Article 2 are being assigned and transferred. For the purposes of this Section 2.09, a change in control of an Affiliate of Holders holding shares entitling such Affiliate to the registration rights hereunder, such that such Affiliate is subsequent to such change of control no longer an Affiliate of Holders, shall be deemed an attempted transfer of the registration rights hereunder and such former Affiliate of Holders shall not be entitled to such registration rights except to the extent such transfer would be permitted under clause (ii) above.

ARTICLE III

MISCELLANEOUS

         SECTION 3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto (including permitted transferees of any shares of Registrable Securities). Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liability under or by reason of this Agreement, except as expressly provided in this Agreement.

         Section 3.01 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand or transmitted via facsimile (confirmed by letter sent by first class mail, postage prepaid with the U.S. Postal Service or other applicable postal service), or (c) one business day after the business day of deposit with Federal Express or similar reputable, international overnight courier, freight prepaid. Such notices, demands and other communications shall be sent to EasyLink at the address set forth below and to Holders at such address set forth on Schedule A to the Restructuring Agreements or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. The address for EasyLink is:

                  EasyLink Services Corporation
                  399 Thornall Street
                  Edison, NJ 08837
                  Attention: Thomas Murawski, Chief Executive Officer

                  Fax No.: ________________

                  with a copy at the same address (Fax number 212-298-8352) to:

                  David W. Ambrosia, Esq.

or at such other address as a party may designate by ten (10) days advance written notice to the other party pursuant to the provisions above.

         Section 3.02 Enforcement. The parties agree that each Holder has an independent right to enforce EasyLink's performance of the provisions of this Agreement and that any Holder may bring an action or proceeding against EasyLink in connection with this Agreement without notice to any other Holder. Each Holder further agrees that they are neither necessary nor indispensable parties in an action brought by another Holder against EasyLink in connection with this Agreement.

         Section 3.03 Governing Law; Forum and Consent to Jurisdiction.

                  (a) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Florida.

                  (b) Submission to Jurisdiction; Service of Process. (i) EasyLink and Holders agree that any action or proceeding brought by Holders in connection with this Agreement may be brought (and any action or proceeding brought by EasyLink against Holders in connection herewith shall exclusively be brought) in the courts of the State of New York sitting in the Borough of Manhattan or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, EasyLink and Holders hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding by EasyLink or Holders in such non-exclusive jurisdictions.

         (ii) EasyLink hereby irrevocably appoint CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, NY 10019, United States of America, as their agent to receive on their behalf service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. EasyLink irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to it at its address set forth in this Agreement or to the Process Agent at its address specified above.

         Section 3.04 Waivers; Amendments. The waiver by the undersigned of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach. This Agreement may be amended, and any provision of this Agreement may be waived, only by a written amendment executed by (i) in the case of any amendment affecting the rights or obligations of EasyLink, EasyLink and (ii) in the case of any amendment affecting the rights or obligations of Holders, holders of a majority of the Registrable Securities then outstanding (including Conversion Shares issuable upon conversion of then outstanding Notes and Warrants).

         Section 3.05 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction and interpretation of this Agreement.

         Section 3.06 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         Section 3.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement may contain more than one counterpart of the signature page and may be executed by the affixing of the signatures of each of the parties hereto to one of these counterpart signature pages. All of the counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         Section 3.08 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         Section 3.09 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

         Section 3.10 Entire Agreement. This Agreement contains the entire agreement of the parties hereto. The parties hereto are not bound by any oral statements that are made outside of this Agreement.

                  WHEREAS, the parties hereto have executed this Agreement as of the date first above written.


                                          EASYLINK SERVICES CORPORATION


                                          By:
                                               ---------------------------------
                                          Thomas Murawski
                                          Chief Executive Officer